EXHIBIT 7.4


                                    AGREEMENT


         THIS AGREEMENT, made as of the 24th day of October, 1998, by and between R-TEC TECHNOLOGIES, INC., A New Jersey Corporation with a business address at 290 Green Road, Sparta, New Jersey 07871, hereinafter the "Company" and MARC M. SCOLA, having an address at 61 Mallard Drive, Allamuchy, New Jersey 07820 and PHILIP LACQUA, having an address at 1127 83rd Street, Brooklyn, New York 11228 and NANCY VITOLO, individually having an address at 290 Green Road, Sparta, New Jersey 07871, hereinafter called "Individuals".

         WHEREAS, the Individuals have advanced numerous amounts of money to finance the Company both after its date of incorporation of October 22, 1998 and prior to its incorporation for several years. The Company guarantees that all expenses advanced by the individuals both prior to and after the date of incorporation will be reimbursed to each individual. The Company will attempt to reimburse each individual lump sum as soon as it is financially able.

         Some of the expenses that will be reimbursed, but not limited to are as follows:

         Attorneys Fees, Accountants Fees, Office Leases, etc.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

Witness:
                                                        /s/ MARC M. SCOLA
---------------------                                   -----------------------
                                                        MARC M. SCOLA,
                                                        Individually
Witness:
                                                        /s/ PHILIP LACQUA
---------------------                                   -----------------------
                                                        PHILIP LACQUA,
                                                        Individually
Witness:
                                                        /s/ NANCY VITOLO
---------------------                                   -----------------------
                                                        NANCY VITOLO,
                                                        Individually


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                              AGREEMENT - PAGE TWO



Witness:                                               R-TEC TECHNOLOGIES, INC.

                                                       By:/s/NANCY VITOLO
---------------------                                  -------------------
                                                       NANCY VITOLO,
                                                       Secretary


Witness:                                               R-TEC TECHNOLOGIES, INC.

                                                       By:/s/MARC M. SCOLA
---------------------                                  -------------------
                                                       MARC M. SCOLA,
                                                       Vice President and
                                                       General Counsel


Witness:                                               R-TEC TECHNOLOGIES, INC.

                                                       By:/s/PHILIP LACQUA
---------------------                                  -------------------
                                                       PHILIP LACQUA,
                                                       President